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                                                               EXHIBIT - h(2)(a)
                                    AMENDMENT

      This AMENDMENT (this "AMENDMENT") amends as of the 31st day of October, 2005 (the "EFFECTIVE DATE"), the Accounting Services Agreement dated as of February 5, 1994, as amended (the "AGREEMENT") between Meridian Fund, Inc. (the "FUND") and PFPC Inc. ("PFPC"), the successor in interest to First Data Investor Services Group, Inc. which is the successor in interest to Fund/Plan Services, Inc.

      For valuable consideration the receipt and sufficiency of which the parties hereto hereby acknowledge, the Fund and PFPC hereby agree that, as of the Effective Date, the Agreement shall (without any further action by either of the parties hereto) be amended for the purpose of identifying the investment portfolios of the Fund as follows:

1. The following new "WHEREAS" clause is added to the Agreement:

      "WHEREAS, the Fund consists of those investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio")"

2. Exhibit A attached hereto is hereby incorporated into the Agreement by reference.

3. This Amendment contains the entire understanding between the parties with respect to the services contemplated hereby. Except as expressly set forth herein, the Agreement, as previously amended shall remain unaffected hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

MERIDIAN FUND, INC.                     PFPC INC.

By: /s/ Gregg B. Keeling                By: /s/ Dennis J. Westley
    ---------------------                   ------------------------------
Name: Gregg B. Keeling                  Name: Dennis J. Westley
Title: CFO                              Title: SVP

                                        Business Approval By: DW
                                        Date: 10/19/05

                                        Legal Approval By: AA
                                        Date: 9/29/05

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                                    EXHIBIT A

      THIS EXHIBIT A, dated as of October 31, 2005 is Exhibit A to that certain Accounting Services Agreement dated as of February 5, 1994 between PFPC Inc. and Meridian Fund, Inc.

                                   PORTFOLIOS

                           Meridian Equity Income Fund
                              Meridian Growth Fund
                               Meridian Value Fund